Exhibit 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 28, 2016, among AmSurg Corp., a Tennessee corporation (the “Issuer”), the Subsidiary Guarantors identified on the signature pages hereto (the “Subsidiary Guarantors”) and U.S. Bank National Association (or its permitted successor), as trustee under the Existing Indenture referred to below (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Issuer, the Subsidiary Guarantors and the Trustee have heretofore executed an Indenture, dated as of November 20, 2012 (the “Original Indenture”), providing for the issuance by the Issuer of $250,000,000 aggregate principal amount of its 5.625% Senior Notes due 2020 (the “Notes”);
WHEREAS, the Original Indenture has heretofore been supplemented to add additional Subsidiary Guarantors (the Original Indenture, as so supplemented, is hereinafter referred to as the “Existing Indenture”);
WHEREAS, under Section 8.02 of the Existing Indenture, the Issuer, the Subsidiary Guarantors and the Trustee may amend the Existing Indenture with the consent of the Holders of at least a majority in principal amount of Notes then outstanding voting as a single class pursuant to the terms set forth therein; and
WHEREAS, Holders of a majority in principal amount of Notes outstanding voting as a single class have consented to the amendments set forth herein in connection with the tender offer and the consent solicitation of the Issuer commencing on November 14, 2016 with respect to the Notes (the “Tender Offer”); and
WHEREAS, the Issuer and the Subsidiary Guarantors desire to enter into this Supplemental Indenture on the date set forth above for the purpose of making the amendments set forth herein, which amendments will become operative as set forth in Section 4 herein;
WHEREAS, all other conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument enforceable in accordance with its terms have been performed and fulfilled by the parties hereto, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.
NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:
1.DEFINITIONS. For all purposes of the Existing Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a)    References. The terms “herein,” “hereof” and other words of similar import refer to the Existing Indenture and this Supplemental Indenture as a whole and not to any particular article, section or other subdivision; and
(b)    Capitalized Terms. All capitalized terms used in this Supplemental Indenture but not defined herein shall have the meanings assigned to such terms in the Existing Indenture.
2.    ELIMINATION AND AMENDMENT OF CERTAIN DEFINED TERMS IN ARTICLE I OF THE EXISTING INDENTURE. From and as of the Operational Time (as defined in Section 4(b) of this Supplemental Indenture), any defined terms appearing in Article I of the Existing Indenture or elsewhere in the Existing Indenture, and all references thereto, that are used solely in the sections, subsections or provisions of the

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Existing Indenture deleted from the Existing Indenture by virtue of Section 3 of this Supplemental Indenture shall be deleted in their entireties from Section 1.01 of the Existing Indenture.
3.    AMENDMENT OF CERTAIN PROVISIONS OF ARTICLE IV, V AND VI AND OTHER RELATED PROVISIONS OF THE EXISTING INDENTURE.
(a)    Amendment of Article IV of the Existing Indenture. From and as of the Operational Time (as defined in Section 4(b) of this Supplemental Indenture), Article IV of the Existing Indenture shall be amended by: (i) deleting the first paragraph of Section 4.02; (ii) deleting “also” in the second paragraph of Section 4.02; and (iii) deleting Sections 4.06, 4.07, 4.08, 4.09, 4.10, 4.12, 4.14 and 4.20 in their entireties, together with any references thereto in the Existing Indenture.
(b)    Amendment of Section 5.01 of the Existing Indenture. From and as of the Operational Time (as defined in Section 4(b) of this Supplemental Indenture), Section 5.01 of the Existing Indenture shall be amended by deleting subsection (a)(iii) in its entirety.
(c)    Amendment of Article VI of the Existing Indenture. From and as of the Operational Time (as defined in Section 4(b) of this Supplemental Indenture), Article VI of the Existing Indenture shall be amended by deleting subsections 6.01(e) and (f), in their entireties, together with any references thereto in the Existing Indenture.
(d)    Amendment of Additional Provisions of the Existing Indenture. From and as of the Operational Time (as defined in Section 4(b) of this Supplemental Indenture), any and all additional provisions of the Existing Indenture shall be deemed amended to reflect the intentions of the amendments provided for in this Section 3 and elsewhere herein.
4.    EFFECT OF SUPPLEMENTAL INDENTURE; OPERATION OF AMENDMENTS.
(a)    Effect of Supplemental Indenture. In accordance with Section 8.02 of the Existing Indenture, upon the execution of this Supplemental Indenture, the Existing Indenture shall be modified in accordance herewith, and this Supplemental Indenture shall form a part of the Existing Indenture for all purposes; and every Holder of the Notes heretofore authenticated and delivered under the Existing Indenture shall be bound hereby. Except as modified by this Supplemental Indenture, the Existing Indenture and the Notes, and the rights of the Holders of the Notes thereunder, shall remain unchanged and in full force and effect.
(b)    Operation of Amendments. The provisions of this Supplemental Indenture shall not become operative until the date and time (such date and time, the “Operational Time”) the Issuer notifies (in writing) D.F. King & Co., Inc., as depositary for the Notes under the Tender Offer (the “Depositary”), that the Issuer has purchased the Notes tendered and not withdrawn pursuant to the Tender Offer. In the event the Issuer notifies (in writing) the Depositary that it has withdrawn or terminated the Tender Offer prior to the Operational Time, this Supplemental Indenture shall be terminated and be of no force or effect and the Existing Indenture shall not be modified hereby. The Issuer shall promptly notify the Trustee in writing of any notice it gives to the Depositary.
5.    MATTERS CONCERNING THE TRUSTEE. The Trustee accepts the trusts of the Existing Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Existing Indenture, as amended and supplemented by this Supplemental Indenture, to which the parties hereto and the Holders from time to time of the Notes agree and, except as expressly set forth in the Existing Indenture, as amended and supplemented by this Supplemental Indenture, shall incur no liability or responsibility in respect thereof. Without limiting the generality of the foregoing, the recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness, and the Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or any consents thereto.

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6.    RATIFICATION AND CONFIRMATION OF THE EXISTING INDENTURE. Except as expressly amended hereby, the Existing Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.
7.    MISCELLANEOUS.
(a)    Binding Effect. All agreements of the Issuer in this Supplemental Indenture shall be binding upon the Issuer's successors. All agreements of the Subsidiary Guarantors in this Supplemental Indenture shall be binding upon such Subsidiary Guarantors’ successors. All agreements of the Trustee in this Supplemental Indenture shall be binding upon its successors.
(b)    NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
(c)    Conflict with Trust Indenture Act of 1939. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by Sections 310-317 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), by operation of Section 318(c) of the Trust Indenture Act, the imposed duties shall control.
(d)    Headings for Convenience of Reference. The titles and headings of the sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
(e)    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall constitute but one and the same agreement.
(f)    Severability. In case any provision of this Supplemental Indenture shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Existing Indenture shall not in any way be affected or impaired thereby.
(g)    Effect Upon Existing Indenture. This Supplemental Indenture shall form a part of Existing Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
(h)    Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantors and the Issuer.
(signature pages follow)

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IN WITNESS WHEREOF, the Issuer, Subsidiary Guarantors and the Trustee have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto affixed all as of the day and the year first above written.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Executive Vice President and Chief Financial Officer

SUBSIDIARY GUARANTORS:

AMSURG HOLDINGS, INC.
AMSURG ANESTHESIA MANAGEMENT SERVICES, LLC
AMSURG EC TOPEKA, INC.
AMSURG EC ST. THOMAS, INC.
AMSURG EC BEAUMONT, INC.
AMSURG KEC, INC.
AMSURG EC SANTA FE, INC.
AMSURG EC WASHINGTON, INC.
AMSURG TORRANCE, INC.
AMSURG ABILENE, INC.
AMSURG SUNCOAST, INC.
AMSURG LA JOLLA, INC.
AMSURG HILLMONT, INC.
AMSURG PALMETTO, INC.
AMSURG NORTHWEST FLORIDA, INC.
AMSURG OCALA, INC.
AMSURG MARYVILLE, INC.
AMSURG BURBANK, INC.
AMSURG MELBOURNE, INC.
AMSURG EL PASO, INC.
AMSURG CRYSTAL RIVER, INC.
AMSURG ABILENE EYE, INC.
AMSURG INGLEWOOD, INC.
AMSURG SAN ANTONIO TX, INC.
AMSURG SAN LUIS OBISPO CA, INC.
AMSURG TEMECULA CA, INC.
AMSURG ESCONDIDO CA, INC.
AMSURG SCRANTON PA, INC.
AMSURG ARCADIA CA, INC.
AMSURG MAIN LINE PA, LLC
AMSURG OAKLAND CA, INC.
AMSURG LANCASTER PA, LLC
AMSURG POTTSVILLE PA, LLC
AMSURG GLENDORA CA, INC.
AMSURG KISSIMMEE FL, INC.
AMSURG ALTAMONTE SPRINGS FL, INC.
NSC RBO EAST, LLC
LONG BEACH NSC, LLC
TORRANCE NSC, LLC
DAVIS NSC, LLC
FULLERTON NSC, LLC

Signatures - Continued

SAN ANTONIO NSC, LLC
AUSTIN NSC, LLC
TWIN FALLS NSC, LLC
KENWOOD NSC, LLC
TOWSON NSC, LLC
NSC WEST PALM, LLC
TAMPA BAY NSC, LLC
CORAL SPRINGS NSC, LLC
WESTON NSC, LLC
AMSURG COLTON CA, INC.
AMSURG FRESNO ENDOSCOPY, INC.
AMSURG TEMECULA II INC.
AMSURG FINANCE, INC.
SHI II, LLC
ASDH I, LLC

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Vice President, Secretary and Treasurer

AUSTIN NSC, LP

By: Austin NSC, LLC, its general partner

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Vice President, Secretary and Treasurer

WILTON NSC, LLC

By: AmSurg Holdings, Inc. as the managing member

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Vice President, Secretary and Treasurer

Signatures - Continued

ANESTHESIA AND PAIN MANAGEMENT SERVICES OF CALIFORNIA, INC.
ANESTHESIOLOGY OF JUPITER, P.A.
MEDICAL ANESTHESIA CONSULTANTS MEDICAL GROUP, INC.
NEW JERSEY HEALTHCARE SPECIALISTS, P.C.
NORTH TEXAS PERINATAL ASSOCIATES, P.A.
SHERIDAN ACQUISITION ASSOCIATES II, P.A.
SHERIDAN ACQUISITION ASSOCIATES, P.A.
SHERIDAN ANESTHESIA SERVICES OF MARYLAND, P.C.
SHERIDAN ANESTHESIA SERVICES OF MINNESOTA, P.C.
SHERIDAN CRITICAL CARE SERVICES, P.A.
SHERIDAN HEALTHCARE OF ARKANSAS, P.A.
SHERIDAN HEALTHCARE OF CONNECTICUT, P.C.
SHERIDAN HEALTHCARE OF MASSACHUSETTS, P.C.
SHERIDAN HEALTHCARE OF NORTH TEXAS, P.A.
SHERIDAN HEALTHCARE OF TEXAS, P.A.
TRI-COUNTY PAIN MANAGEMENT, P.A.
SHERIDAN EMERGENCY PHYSICIAN SERVICES OF INDIANA, P.C.
SHERIDAN ANESTHESIA SERVICES OF PENNSYLVANIA, P.C.

By:	/s/ Gilbert Drozdow
Name:	Gilbert Drozdow
Title:	President

Signatures - Continued

ALL WOMEN'S HEALTHCARE HOLDINGS, INC.
ALL WOMEN'S HEALTHCARE, INC.
ALL WOMEN'S HEALTHCARE OF DADE, INC.
ALL WOMEN'S HEALTHCARE OF SAWGRASS, INC.
ALL WOMEN'S HEALTHCARE OF WEST BROWARD, INC.
ALL WOMEN'S HEALTHCARE SERVICES, INC.
COMPREHENSIVE TELERADIOLOGY SOLUTIONS, INC.
DISCOVERY CLINICAL RESEARCH, INC.
FLORIDA UNITED RADIOLOGY, L.C.
GLOBAL SURGICAL PARTNERS, INC.
ICS RADIOLOGY, INC.
JUPITER IMAGING ASSOCIATES, INC.
RADIOLOGY ASSOCIATES OF HOLLYWOOD, INC.
SHERIDAN RADIOLOGY SERVICES, INC.
SHERIDAN RADIOLOGY MANAGEMENT SERVICES, INC.
SHERIDAN RADIOLOGY SERVICES OF CENTRAL FLORIDA, INC.
SHERIDAN RADIOLOGY SERVICES OF KENTUCKY, INC.
SHERIDAN RADIOLOGY SERVICES OF PINELLAS, INC.
SHERIDAN RADIOLOGY SERVICES OF SOUTH FLORIDA, INC.
FM HEALTHCARE SERVICES, INC.
FMO HEALTHCARE HOLDINGS, INC.
FO INVESTMENTS, INC.
FO INVESTMENTS II, INC.
FO INVESTMENTS III, INC.

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Vice President and Treasurer

Signatures - Continued

ANESTHESIOLOGISTS OF GREATER ORLANDO, INC.
ANESTHESIOLOGY ASSOCIATES OF TALLAHASSEE, INC.
BETHESDA ANESTHESIA ASSOCIATES, INC.
BOCA ANESTHESIA SERVICE, INC.
COMPREHENSIVE PAIN MEDICINE, INC.
DRS. ELLIS, ROJAS, ROSS & DEBS, INC.
FLAMINGO ANESTHESIA ASSOCIATES, INC.
GREATER FLORIDA ANESTHESIOLOGISTS, LLC
GYNECOLOGIC ONCOLOGY ASSOCIATES, INC.
INTERVENTIONAL REHABILITATION OF SOUTH FLORIDA, INC.
JACKSONVILLE BEACHES ANESTHESIA ASSOCIATES, INC.
JUPITER ANESTHESIA ASSOCIATES, L.L.C.
JUPITER HEALTHCARE, LLC
NEW GENERATIONS BABEE BAG, INC.
NORTH FLORIDA PERINATAL ASSOCIATES, INC.
PARITY HEALTHCARE, INC.
SHERIDAN ANESTHESIA SERVICES OF ALABAMA, INC.
SHERIDAN ANESTHESIA SERVICES OF LOUISIANA, INC.
SHERIDAN ANESTHESIA SERVICES OF OKLAHOMA, INC.
SHERIDAN ANESTHESIA SERVICES OF VIRGINIA, INC.
SHERIDAN CHILDREN'S HEALTHCARE SERVICES, INC.
SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF ARIZONA, INC.
SHERIDAN CHILDREN'S HEALTHCARE SERVICES OF LOUISIANA, INC.
SHERIDAN CHILDREN'S HEALTHCARE SERVICES OF NEW MEXICO, INC.
SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF VIRGINIA, INC.
SHERIDAN CLINICAL RESEARCH, INC.
SHERIDAN EMERGENCY PHYSICIAN SERVICES, INC.
SHERIDAN EMERGENCY PHYSICIAN SERVICES OF MISSOURI, INC.
SHERIDAN EMERGENCY PHYSICIAN SERVICES OF NORTH MISSOURI, INC.
SHERIDAN EMERGENCY PHYSICIAN SERVICES OF SOUTH DADE, INC.
SHERIDAN EMERGENCY PHYSICIAN SERVICES OF SOUTH FLORIDA, INC.
SHERIDAN HEALTHCARE, INC.
SHERIDAN HEALTHCARE OF LOUISIANA, INC.
SHERIDAN HEALTHCARE OF MISSOURI, INC.
SHERIDAN HEALTHCARE OF VERMONT, INC.
SHERIDAN HEALTHCARE OF VIRGINIA, INC.
SHERIDAN HEALTHCARE OF WEST VIRGINIA, INC.
SHERIDAN HEALTHCORP, INC.
SHERIDAN HEALTHCORP OF CALIFORNIA, INC.
SHERIDAN HEALTHY HEARING SERVICES, INC.
SHERIDAN HOLDINGS, INC.
SHERIDAN INVESTCO, LLC
SOUTHEAST PERINATAL ASSOCIATES, INC. SUNBEAM ASSET, LLC
SUNBEAM INTERMEDIATE HOLDINGS, INC.
SUNBEAM PRIMARY HOLDINGS, INC.

Signatures - Continued

TENNESSEE VALLEY NEONATOLOGY, INC.
TIVA HEALTHCARE, INC.
BAY AREA ANESTHESIA, L.L.C.
COASTAL ANESTHESIA STAFFING, LLC
COASTAL ANESTHESIOLOGY CONSULTANTS, LLC
SHERIDAN CHILDREN'S HEALTHCARE SERVICES OF OHIO, INC.
SHERIDAN CHILDREN'S HEALTHCARE SERVICES OF KENTUCKY, INC.
SHERIDAN ROP SERVICES OF VIRGINIA, INC.
SHERIDAN CHILDREN'S SERVICES OF ALABAMA, INC.
MEDICAL INFORMATION MANAGEMENT SOLUTIONS, LLC

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Chief Executive Officer

Signatures - Continued

CHANDLER EMERGENCY MEDICAL GROUP, L.L.C. D/B/A PREMIER EMERGENCY MEDICAL SPECIALISTS

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Manager

PARTNERS IN MEDICAL BILLING, INC.

By:	/s/ Jillian Marcus
Name:	Jillian Marcus
Title:	President

SHERIDAN ANESTHESIA SERVICES OF GEORGIA, P.C.
MEDICAL EMERGENCY CONSULTANTS OF CALIFORNIA, INC.
F&S APEX, INC.
F&S RADIOLOGY P.C.
FRANKLIN & SEIDELMANN, INC.
FSH RADIOLOGY, INC.
SHERIDAN ROP SERVICES OF FLORIDA, INC.
SENTINEL HEALTHCARE SERVICES, LLC

By:	/s/ Jillian Marcus
Name:	Jillian Marcus
Title:	Vice President

Signatures - Continued

SHERIDAN EMERGENCY PHYSICIAN SERVICES OF GEORGIA, LLC
SHERIDAN EMERGENCY PHYSICIAN SERVICES OF SOUTH CAROLINA, P.A.
SHERIDAN EMERGENCY PHYSICIAN SERVICES OF KANSAS, P.A.

By:	/s/ Paul Anthony Andrulonis
Name:	Paul Anthony Andrulonis
Title:	President

SHERIDAN CHILDREN'S HEALTHCARE SERVICES OF COLORADO, P.C.
SHERIDAN CHILDREN'S HEALTHCARE SERVICES OF SOUTH CAROLINA, P.A.
SHERIDAN CHILDREN'S HEALTHCARE SERVICES OF NORTH CAROLINA, P.A.
SHERIDAN CHILDREN'S HEALTHCARE SERVICES OF NEW JERSEY, P.C.
SHERIDAN CHILDREN'S HEALTHCARE SERVICES OF TENNESSEE, P.C.

By:	/s/ M. Richard Auerbach
Name:	M. Richard Auerbach
Title:	President

PHYSICIAN OFFICE PARTNERS, INC.

By:	/s/ Robert Davey
Name:	Robert Davey
Title:	President

CORAL ANESTHESIA ASSOCIATES, INC.
PAIN PHYSICIANS OF CENTRAL FLORIDA, P.A.

By:	/s/ Andrew Greenfield
Name:	Andrew Greenfield
Title:	President

ORANGE ANESTHESIA ASSOCIATES, INC.

By:	/s/ Andrew Guttman
Name:	Andrew Guttman
Title:	President

Signatures - Continued

SHERIDAN ACQUISITION ASSOCIATES OF GEORGIA, P.C.
NORTHSIDE ANESTHESIOLOGY CONSULTANTS, L.L.C.

By:	/s/ Carey Weiss
Name:	Carey Weiss
Title:	President

NAC PROPERTIES, LLC
VALLEY ANESTHESIOLOGY CONSULTANTS, INC.

By:	/s/ Robert Coward
Name:	Robert Coward
Title:	President

U. S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE

By:	/s/ Wally Jones
Name:	Wally Jones
Title:	Vice President